Third quarter 2025 Earnings Release

Exhibit 99.1

Walker & Dunlop Reports Third Quarter 2025 Financial Results

THIRD QUARTER 2025 HIGHLIGHTS

●	Total transaction volume of $15.5 billion, up 34% from Q3’24
●	Total revenues of $337.7 million, up 16% from Q3’24
●	Net income of $33.5 million and diluted earnings per share of $0.98, up 16% and 15%, respectively, from Q3’24
●	Adjusted EBITDA(1) of $82.1 million, up 4% from Q3’24
●	Adjusted core EPS(2) of $1.22, up 3% from Q3’24
●	Servicing portfolio of $139.3 billion as of September 30, 2025, up 4% from September 30, 2024

YEAR-TO-DATE 2025 HIGHLIGHTS

●	Total transaction volume of $36.5 billion, up 38% from 2024
●	Total revenues of $894.3 million, up 13% from 2024
●	Net income of $70.2 million and diluted earnings per share of $2.05, up 11% and 10%, respectively, from 2024
●	Adjusted EBITDA(1) of $223.9 million, down 4% from 2024
●	Adjusted core EPS(2) of $3.23, down 10% from 2024

BETHESDA, MD – NOVEMBER 6, 2025 – Walker & Dunlop, Inc. (NYSE: WD) (the “Company”, “Walker & Dunlop” or “W&D”) reported third quarter total transaction volume of $15.5 billion, a 34% increase year-over-year, reflecting the steady return of the commercial real estate capital markets. Total revenues increased 16% to $338 million in the third quarter of 2025, generating a 16% increase in net income to $33.5 million, or $0.98 per diluted share, a 15% increase year over year. Third quarter 2025 adjusted EBITDA was $82 million, up 4% over the same period in 2024. Adjusted core EPS was up 3% year over year to $1.22. Both adjusted EBITDA and adjusted core EPS remove non-recurring and non-cash revenues and expenses. The Company’s Board of Directors declared a dividend of $0.67 per share for the fourth quarter of 2025.

“Our third quarter financial performance is due to Walker & Dunlop’s strong brand and market position in the commercial real estate capital markets,” commented Walker & Dunlop Chairman and CEO, Willy Walker. "Total transaction volume increased 34% year over year to $15.5 billion, driving 16% revenue growth and a 15% increase in diluted earnings per share. We are excited about the growth opportunities ahead as we continue to win market share, expand our client base, and deploy technology that meaningfully enhances the Walker & Dunlop customer experience.”

Walker continued, “We see the combination of our exceptional people, technology, and data as the way to continue differentiating W&D. Our brand continues to grow throughout the market due to the exceptional performance of our team, allowing us to hire top talent, enter new markets, and win new clients. Walker & Dunlop’s people, brand, and technology position us exceptionally well to take advantage of the next commercial real estate cycle to deliver strong, long-term value for our shareholders.”

(1)	Adjusted EBITDA is a non-GAAP financial measure the Company presents to help investors better understand our operating performance. For a reconciliation of adjusted EBITDA to net income, refer to the sections of this press release below titled “Non-GAAP Financial Measures,” “Adjusted Financial Measure Reconciliation to GAAP” and “Adjusted Financial Measure Reconciliation to GAAP by Segment.”
(2)	Adjusted core EPS is a non-GAAP financial measure the Company presents to help investors better understand our operating performance. For a reconciliation of Adjusted core EPS to diluted EPS, refer to the sections of this press release below titled “Non-GAAP Financial Measures” and “Adjusted Core EPS Reconciliation.”

Third quarter 2025 Earnings Release

CONSOLIDATED THIRD QUARTER 2025

OPERATING RESULTS

TRANSACTION VOLUMES
(in thousands)	Q3 2025	Q3 2024	$ Variance	% Variance
Fannie Mae	$2,141,092	$2,001,356	$139,736	7%
Freddie Mac	3,664,380	1,545,939	2,118,441	137
Ginnie Mae - HUD	325,169	272,054	53,115	20
Brokered (1)	4,512,729	4,028,208	484,521	12
Principal Lending and Investing (2)	199,250	165,875	33,375	20
Debt financing volume	$10,842,620	$8,013,432	$2,829,188	35%
Property sales volume	4,672,875	3,602,675	1,070,200	30
Total transaction volume	$15,515,495	$11,616,107	$3,899,388	34%
(1)	Brokered transactions for life insurance companies, commercial banks, and other capital sources.
(2)	Includes debt financing volumes from Walker & Dunlop Investment Partners, Inc. (“WDIP”) separate accounts.

DISCUSSION OF QUARTERLY RESULTS:

●	Total transaction volume grew 34% in the third quarter of 2025, reaching $15.5 billion, reflecting growth across all transaction types in an increasingly active commercial real estate financing market.
●	Fannie Mae and Freddie Mac (collectively, the “GSEs”) debt financing volumes increased by 64% in the third quarter of 2025 compared to the third quarter of 2024, led by the 137% increase in our lending volumes with Freddie Mac. Our year-to-date GSE market share has remained strong at 10.8%, up 40 basis points over the same period in 2024.
●	HUD debt financing volume increased 20% from the prior year as our team continues to expand and deliver strong results for our clients.
●	The 12% increase in brokered debt financing volume during the third quarter of 2025 reflected a strong supply of capital to the commercial real estate transaction markets from life insurance companies, banks, commercial-backed securities, and other private capital providers.
●	Property sales volume increased 30% in the third quarter of 2025, as the macroeconomic fundamentals supporting the multifamily market, such as record supply absorptions, a significant decrease in new construction starts in most markets, and affordability of renting versus owning, continue to drive a recovery in the multifamily acquisitions market.

MANAGED PORTFOLIO
(dollars in thousands, unless otherwise noted)	Q3 2025	Q3 2024	$ Variance	% Variance
Fannie Mae	$71,006,342	$66,068,212	$4,938,130	7%
Freddie Mac	40,473,401	40,090,158	383,243	1
Ginnie Mae - HUD	11,298,108	10,727,323	570,785	5
Brokered	16,553,827	17,156,810	(602,983)	(4)
Principal Lending and Investing	-	38,043	(38,043)	(100)
Total Servicing Portfolio	$139,331,678	$134,080,546	$5,251,132	4%
Assets under management	18,521,907	18,210,452	311,455	2
Total Managed Portfolio	$157,853,585	$152,290,998	$5,562,587	4%
Average custodial escrow account deposits (in billions)	$3.2	$2.9
Weighted-average servicing fee rate at period end (basis points)	24.0	24.1
Weighted-average remaining servicing portfolio term at period end (years)	7.4	7.7

Third quarter 2025 Earnings Release

DISCUSSION OF QUARTERLY RESULTS:

●	Our servicing portfolio continues to grow, primarily as a result of additional Fannie Mae, Freddie Mac, and HUD (collectively, “Agency”) debt financing volumes over the past 12 months, partially offset by principal paydowns and loan payoffs.
●	During the third quarter of 2025, we added $2.0 billion of net loans to our servicing portfolio, and over the past 12 months, we added $5.3 billion of net loans to our servicing portfolio, with the growth led primarily by Fannie Mae loans.
●	$10.5 billion of Agency loans in our servicing portfolio are scheduled to mature over the next two years. These loans, with a weighted-average servicing fee of 30 basis points, represent only 9% of the total Agency loans in our portfolio. Over the next five years, 51% of Agency loans will mature, providing an opportunity for us to recapitalize or sell these deals for our clients in the coming years.
●	The mortgage servicing rights (“MSRs”) associated with our servicing portfolio had a fair value of $1.4 billion as of both September 30, 2025 and 2024.
●	Assets under management totaled $18.5 billion as of September 30, 2025, and consisted of $15.8 billion of low-income housing tax credit (“LIHTC”) funds managed by our affordable housing investment management team, and $1.8 billion of debt funds and $1.0 billion of equity funds managed by our registered investment advisor, WDIP.

KEY PERFORMANCE METRICS
(in thousands, except per share amounts)	Q3 2025	Q3 2024	$ Variance	% Variance
Walker & Dunlop net income	$33,452	$28,802	$4,650	16%
Adjusted EBITDA	82,084	78,905	3,179	4
Diluted EPS	$0.98	$0.85	$0.13	15%
Adjusted core EPS	$1.22	$1.19	$0.03	3%
Operating margin	14%	13%
Return on equity	8	7
Key Expense Metrics (as a % of total revenues):
Personnel expense	53%	50%
Other operating expenses	11	11

DISCUSSION OF KEY PERFORMANCE METRICS:

●	The increases in Walker & Dunlop net income and diluted EPS were largely driven by the increase in total transaction volume during the quarter. Revenues increased 16%, while expenses only increased 14%, driving a year-over-year increase in our operating margin. The increase in net income was the primary factor in the growth of return on equity.
●	The increase in personnel expense as a percentage of total revenues was principally the result of the increase in commissions driven by the growth in loan origination and debt brokerage fees, net (“origination fees”) for the quarter.
●	The 4% increase in adjusted EBITDA was largely due to higher origination fees, servicing fees, property sale broker fees, placement fees and other interest income, and other revenues, partially offset by decreases in investment management fees and increases in personnel expenses and other operating expenses.
●	Adjusted core EPS increased 3%, largely for the same reasons that adjusted EBITDA increased.

Third quarter 2025 Earnings Release

KEY CREDIT METRICS
(in thousands)	Q3 2025	Q3 2024	$ Variance	% Variance
At-risk servicing portfolio (1)	$66,946,180	$61,237,535	$5,708,645	9%
Maximum exposure to at-risk portfolio (2)	13,704,585	12,454,158	1,250,427	10
Defaulted loans (3)	$139,020	$59,645	$79,375	133%
Key credit metrics (as a % of the at-risk portfolio):
Defaulted loans	0.21%	0.10%
Allowance for risk-sharing	0.05	0.05
Key credit metrics (as a % of maximum exposure):
Allowance for risk-sharing	0.25%	0.24%

(1)	At-risk servicing portfolio is defined as the balance of Fannie Mae Delegated Underwriting and Servicing (“DUS”) loans subject to the risk-sharing formula described below, as well as a small number of Freddie Mac loans on which we share in the risk of loss. Use of the at-risk portfolio provides for comparability of the full risk-sharing and modified risk-sharing loans because the provision and allowance for risk-sharing obligations are based on the at-risk balances of the associated loans. Accordingly, we have presented the key statistics as a percentage of the at-risk portfolio.

For example, a $15 million loan with 50% risk-sharing has the same potential risk exposure as a $7.5 million loan with full DUS risk sharing. Accordingly, if the $15 million loan with 50% risk-sharing were to default, we would view the overall loss as a percentage of the at-risk balance, or $7.5 million, to ensure comparability between all risk-sharing obligations. To date, substantially all of the risk-sharing obligations that we have settled have been from full risk-sharing loans.

(2)	Represents the maximum loss we would incur under our risk-sharing obligations if all of the loans we service, for which we retain some risk of loss, were to default and all of the collateral underlying these loans was determined to be without value at the time of settlement. The maximum exposure is not representative of the actual loss we would incur.
(3)	Defaulted loans represent loans in our Fannie Mae at-risk portfolio or Freddie Mac small balance pre-securitized loans (“SBL”) portfolio that are probable of foreclosure or that have foreclosed and for which we have recorded a collateral-based reserve (i.e., loans where we have assessed a probable loss). Other loans that are delinquent but not foreclosed or that are not probable of foreclosure are not included here. Additionally, loans that have foreclosed or are probable of foreclosure but are not expected to result in a loss to us are not included here.

DISCUSSION OF KEY CREDIT METRICS:

●	Our at-risk servicing portfolio, which is comprised of loans subject to a defined risk-sharing formula, increased primarily due to the level of Fannie Mae loans added to the portfolio during the past 12 months. We take credit risk exclusively on loans backed by multifamily assets and have no credit exposure to losses in any other sector of the commercial real estate lending market.
●	As of September 30, 2025, ten at-risk loans were in default with an aggregate unpaid principal balance (“UPB”) of $139.0 million, compared to seven at-risk loans in default with an aggregate UPB of $59.6 million as of September 30, 2024. The collateral-based reserves on defaulted loans were $9.4 million and $6.5 million as of September 30, 2025 and 2024, respectively. The approximately 3,200 remaining loans in the at-risk servicing portfolio continue to exhibit strong credit quality, with low levels of delinquencies and strong operating performance of the underlying properties in the portfolio.
●	We recorded a provision for credit losses of $0.9 million in the third quarter of 2025, primarily related to an updated loss reserve for two loans that previously defaulted.
●	During 2024, the Company received requests to repurchase five GSE loans. As of September 30, 2025, the Company has repurchased four of the loans and still has a forbearance and indemnification agreement in place for the other loan (“Indemnified Loan”). The GSE that owns the Indemnified Loan foreclosed on that loan (“Other Asset”). The Other Asset must be repurchased by March 29, 2026, at which time the Company would be expected to repurchase the Indemnified Loan. As of September 30, 2025, the Other Asset has an outstanding balance of $23.2 million, net of collateral posted, and a reserve for credit losses of $9.3 million. All repurchased loans are delinquent and in non-accrual status. In the fourth quarter of 2025, the Company received requests from one of the GSEs to repurchase two additional portfolios of loans with a UPB of $100.2 million as a result of fraudulent documentation submitted by the borrower in connection with the loans. In the fourth quarter of 2025, the Company executed a forbearance and indemnification agreement with the GSE for one of the portfolios with a UPB of $50.9 million and expects to enter into a forbearance and indemnification agreement with that GSE for the second portfolio of loans with a UPB of $49.3 million. If the Company fails to reach an agreement on a forbearance and indemnification agreement on the second portfolio, the Company may be required to repurchase the loans in the fourth quarter. As the Company gains access to the underlying collateral of the loans and is able to assess their fair values, it will accrue for any expected potential losses resulting from the forbearance and indemnification agreements.

Third quarter 2025 Earnings Release

THIRD QUARTER 2025

FINANCIAL RESULTS BY SEGMENT

Interest expense on corporate debt is determined at a consolidated corporate level and allocated to each segment proportionally based on each segment’s use of that corporate debt. Income tax expense is determined at a consolidated corporate level and allocated to each segment proportionally based on each segment’s income from operations, except for significant, one-time tax activities, which are allocated entirely to the segment impacted by the tax activity. The following details explain the changes in these expense items at a consolidated corporate level:

●	Interest expense on corporate debt, which pays a variable interest rate, decreased $1.8 million, or 10% year over year, primarily due to lower average interest rates during the third quarter of 2025 compared to the third quarter of 2024, partially offset by an increase in the balance outstanding from the refinancing of our debt in the first quarter of 2025.
●	Income tax expense increased $3.7 million, or 42% year over year, driven by (i) a 22% increase in income from operations, (ii) a decrease in excess tax benefits, and (iii) a one-time benefit of $1.1 million related to international taxes in the third quarter of 2024. During the third quarter of 2025, we had less than $0.1 million in excess tax benefits compared to $0.7 million in third quarter of 2024. The shortfall resulted from the change between the grant date and vesting date fair values of share-based compensation that vested during the quarter.

FINANCIAL RESULTS - CAPITAL MARKETS
(in thousands)	Q3 2025	Q3 2024	$ Variance	% Variance
Origination fees	$96,147	$72,723	$23,424	32%
MSR income	48,657	43,426	5,231	12
Property sales broker fees	26,546	19,322	7,224	37
Net warehouse interest income (expense), loans held for sale ("LHFS")	(2,035)	(2,798)	763	(27)
Other revenues	11,439	11,039	400	4
Total revenues	$180,754	$143,712	$37,042	26%
Personnel	$131,113	$104,987	$26,126	25%
Amortization and depreciation	1,146	1,137	9	1
Interest expense on corporate debt	4,535	4,888	(353)	(7)
Fair value adjustments to contingent consideration liabilities	—	(1,366)	1,366	(100)
Other operating expenses	5,647	5,137	510	10
Total expenses	$142,441	$114,783	$27,658	24%
Income (loss) from operations	$38,313	$28,929	$9,384	32%
Income tax expense (benefit)	10,383	7,073	3,310	47
Net income (loss) before noncontrolling interests	$27,930	$21,856	$6,074	28%
Less: net income (loss) from noncontrolling interests	—	26	(26)	(100)
Walker & Dunlop net income (loss)	$27,930	$21,830	$6,100	28%
Key revenue metrics (as a percentage of debt financing volume):
Origination fee rate(1)	0.90%	0.93%
Agency MSR rate(2)	0.79	1.14
Key performance metrics:
Operating margin	21%	20%
Adjusted EBITDA	$(764)	$(4,601)	$3,837	(83)%
Diluted EPS	$0.81	$0.64	$0.17	27%

(1)	Origination fees as a percentage of debt financing volume. Excludes the income and debt financing volume from Principal Lending and Investing.
(2)	MSR income as a percentage of Agency debt financing volume.

Third quarter 2025 Earnings Release

CAPITAL MARKETS – DISCUSSION OF QUARTERLY RESULTS:

The Capital Markets segment includes our Agency lending, debt brokerage, property sales, appraisal and valuation services, investment banking, and housing market research businesses.

●	The increase in origination fees was primarily the result of the increase in total debt financing volume, partially offset by a decline in the origination fee rate. Although there was a favorable change in the mix of debt financing volume, the competitive environment in the multifamily debt financing market resulted in a reduction in the origination fee rate for Agency originations and the overall origination fee rate.
●	The increase in MSR income was largely a result of the increase in Agency debt financing volume year over year, partially offset by a decrease in the Agency MSR rate. The Agency MSR rate decreased due to a decline in the weighted-average servicing fee (“WASF”) on Fannie Mae originations, and a decrease in the weighted average loan term for GSE originations. Borrowers continue opting for shorter duration loans due to the shape of the yield curve and the desire to maintain optionality in the short-term as interest rates continue normalizing, and we expect this trend to continue.
●	Property sales broker fees increased year over year primarily due to the 30% increase in property sales volume, coupled with an increase in the property sales broker fee rate year over year.
●	Personnel expense increased in the third quarter of 2025 primarily due to an increase in commission costs resulting from growth in origination and property sales broker fees, and an increase in salaries and benefits and subjective bonus largely related to a 6% increase in average segment headcount.
●	The change in fair value adjustments to contingent consideration liabilities year over year was due to an adjustment taken in the third quarter of 2024 with no comparable adjustment in the current year quarter. The adjustment for the third quarter of 2024 was driven by the reduction of an expected payout of an earnout associated with one of our previous brokerage acquisitions, driven by declines in transaction volumes over the last several years.
●	The increase in adjusted EBITDA was primarily due to increases in origination fees and property sales broker fees, partially offset by increased personnel expense.

Third quarter 2025 Earnings Release

FINANCIAL RESULTS - SERVICING & ASSET MANAGEMENT
(in thousands)	Q3 2025	Q3 2024	$ Variance	% Variance
Origination fees	$1,698	$823	$875	106%
Servicing fees	85,189	82,222	2,967	4
Investment management fees	6,178	11,744	(5,566)	(47)
Net warehouse interest income, loans held for investment	—	651	(651)	(100)
Placement fees and other interest income	42,123	40,299	1,824	5
Other revenues	15,440	9,145	6,295	69
Total revenues	$150,628	$144,884	$5,744	4%
Personnel	$23,304	$20,951	$2,353	11%
Amortization and depreciation	56,991	54,668	2,323	4
Provision (benefit) for credit losses	949	2,850	(1,901)	(67)
Interest expense on corporate debt	10,404	11,711	(1,307)	(11)
Other operating expenses	8,470	6,611	1,859	28
Total expenses	$100,118	$96,791	$3,327	3%
Income (loss) from operations	$50,510	$48,093	$2,417	5%
Income tax expense (benefit)	13,578	10,756	2,822	26
Net income (loss) before noncontrolling interests	$36,932	$37,337	$(405)	(1)%
Less: net income (loss) from noncontrolling interests	(31)	(145)	114	(79)
Walker & Dunlop net income (loss)	$36,963	$37,482	$(519)	(1)%
Key performance metrics:
Operating margin	34%	33%
Adjusted EBITDA	$119,423	$117,455	$1,968	2%
Diluted EPS	$1.09	$1.11	$(0.02)	(2)%

SERVICING & ASSET MANAGEMENT – DISCUSSION OF QUARTERLY RESULTS:

The Servicing & Asset Management segment includes loan servicing, principal lending and investing, management of third-party capital invested in tax credit equity funds focused on the affordable housing sector and other commercial real estate, and real estate-related investment banking and advisory services.

●	The $5.3 billion net increase in the servicing portfolio over the past 12 months was the principal driver of the growth in servicing fees year over year.
●	Investment management fees decreased primarily due to a decline in investment management fees from our LIHTC operations, which resulted from lower expected asset dispositions in 2025 than in 2024 within the LIHTC funds. Additionally, revenues from our private credit investment management strategies decreased due to one-time activity in 2025.
●	Placement fees and other interest income increased due to higher average escrow balances during the third quarter of 2025 compared to the year ago quarter and higher interest income earned on loans to one of our joint venture partners, partially offset by declines in placement fee rates paid on escrow deposits as a result of lower short-term interest rates to which those placement fee rates are tied.
●	The increase in other revenues was primarily due to increases in syndication and other fees, prepayment fees, and income from equity method investments. The increase in syndication fees and other fees was primarily driven by an increase in equity syndication volume year over year. Prepayment fees increased due to an increase in refinancing activity compared to the year ago quarter, while income from equity method investments increased due to improved performance from our equity method investments.
●	Personnel costs increased primarily due to an increase in severance costs, salaries and benefits and bonus accruals due to a small increase in average segment headcount, and commissions.
●	The increase in amortization and depreciation was primarily driven by increases in amortization of MSRs and MSR write-offs due to prepayment.

Third quarter 2025 Earnings Release

●	The change in our provision for credit losses was primarily driven by a reduction in collateral based reserves for indemnified and defaulted loans year over year.
●	Other operating expenses increased largely due to an increase in the operating costs related to indemnified and repurchased loans.

FINANCIAL RESULTS - CORPORATE
(in thousands)	Q3 2025	Q3 2024	$ Variance	% Variance
Other interest income	$4,179	$3,258	$921	28%
Other revenues	2,114	450	1,664	370
Total revenues	$6,293	$3,708	$2,585	70%
Personnel	$23,001	$19,600	$3,401	17%
Amortization and depreciation	1,904	1,756	148	8
Interest expense on corporate debt	1,512	1,633	(121)	(7)
Other operating expenses	22,762	20,236	2,526	12
Total expenses	$49,179	$43,225	$5,954	14%
Income (loss) from operations	$(42,886)	$(39,517)	$(3,369)	9%
Income tax expense (benefit)	(11,445)	(9,007)	(2,438)	27
Walker & Dunlop net income (loss)	$(31,441)	$(30,510)	$(931)	3%
Key performance metric:
Adjusted EBITDA	$(36,575)	$(33,949)	$(2,626)	8%
Diluted EPS	$(0.92)	$(0.90)	$(0.02)	2%

CORPORATE – DISCUSSION OF QUARTERLY RESULTS:

The Corporate segment consists of corporate-level activities including accounting, information technology, legal, human resources, marketing, internal audit, and various other corporate groups (“support functions”). The Company does not allocate costs from these support functions to its other segments in presenting segment operating results.

●	The increase in total revenues was primarily related to an increase in income from equity method investments due to their improved performance.
●	The rise in personnel costs was driven by an increase in salaries and benefits resulting from an 11% increase in average segment headcount.
●	The increase in other operating expenses was primarily due to an increase in software expenses, increases in travel and entertainment, and an increase in professional fees.

Third quarter 2025 Earnings Release

YEAR-TO-DATE 2025

CONSOLIDATED OPERATING RESULTS

Interest expense on corporate debt is determined at a consolidated corporate level and allocated to each segment proportionally based on each segment’s use of that corporate debt. Income tax expense is determined at a consolidated corporate level and allocated to each segment proportionally based on each segment’s income from operations, except for significant, one-time tax activities, which are allocated entirely to the segment impacted by the tax activity. The following details explain the changes in these expense items at a consolidated corporate level:

●	Interest expense on corporate debt decreased $5.0 million, or 9% from the prior year, primarily due to lower average interest rates during 2025 compared to 2024, partially offset by an increase in the balance outstanding from the aforementioned refinancing of our debt.
●	Income tax expense increased $7.9 million, or 40% year over year, driven by (i) a 23% increase in income from operations, (ii) a decrease in excess tax benefits, and (iii) one-time benefits of $1.1 million related to international taxes in the third quarter of 2024. During the nine months ended September 30, 2025, we had a $1.4 million shortfall in excess tax benefits compared to a $1.7 million benefit for the nine months ended September 30, 2024. The shortfall resulted from the change between the grant date and vesting date fair values of share-based compensation that vested during the year.

OPERATING RESULTS AND KEY PERFORMANCE METRICS
(in thousands)	YTD Q3 2025	YTD Q3 2024	$ Variance	% Variance
Debt financing volume	$27,677,487	$20,158,458	$7,519,029	37%
Property sales volume	8,825,750	6,300,609	2,525,141	40
Total transaction volume	$36,503,237	$26,459,067	$10,044,170	38%
Total revenues	894,282	791,039	103,243	13
Total expenses	796,727	711,658	85,069	12
Walker & Dunlop net income	$70,158	$63,331	$6,827	11%
Adjusted EBITDA	223,861	233,972	(10,111)	(4)
Diluted EPS	$2.05	$1.87	$0.18	10%
Adjusted core EPS	$3.23	$3.60	$(0.37)	(10)%
Operating margin	11%	10%
Return on equity	5	5

DISCUSSION OF YEAR-TO-DATE-RESULTS:

●	The increase in total transaction volume was primarily driven by a 61% increase in Agency debt financing volume, a 20% increase in brokered debt financing volume, and a 40% increase in property sales volume year over year.
●	The growth in Walker & Dunlop net income and diluted EPS were principally attributable to a 23% increase in income from operations, partially offset by the increase in income taxes noted above. The increase in income from operations was the result of higher origination fees, MSR income, and property sales broker fees associated with the increased total transaction volume seen above, partially offset by (i) increased compensation costs due to higher average headcount and commissions, (ii) an increase in other operating expenses primarily due to the write-off of unamortized debt issuance costs resulting from the refinancing of our corporate debt in the first quarter of 2025, and (iii) increases in operating expenses related to repurchased and indemnified loans, software costs, and other miscellaneous expenses.
●	Adjusted EBITDA decreased primarily due to decreases in placement fees and other interest income and investment management fees, coupled with the increases in personnel expense and other operating expenses. These changes were partially offset by increases in origination fees, property sales broker fees, servicing fees, and other revenues.
●	Diluted EPS increased 10% year over year, compared to a decrease of 10% for adjusted core EPS. Adjusted core EPS decreased largely for the same reasons that adjusted EBITDA decreased.

Third quarter 2025 Earnings Release

YEAR-TO-DATE 2025

FINANCIAL RESULTS BY SEGMENT

FINANCIAL RESULTS - CAPITAL MARKETS
(in thousands)	YTD Q3 2025	YTD Q3 2024	$ Variance	% Variance
Total revenues	$456,115	$343,779	$112,336	33%
Total expenses	367,834	308,570	59,264	19
Walker & Dunlop net income (loss)	$63,432	$26,167	$37,265	142%
Key revenue metrics (as a percentage of debt financing volume):
Origination fee rate(1)	0.87%	0.91%
Agency MSR rate(2)	0.94	1.14
Key performance metrics:
Operating margin	19%	10%
Adjusted EBITDA	$(12,768)	$(32,431)	$19,663	(61)%
Diluted EPS	1.85	0.77	1.08	140

(1)	Origination fees as a percentage of debt financing volume. Excludes the income and debt financing volume from Principal Lending and Investing.
(2)	MSR income as a percentage of Agency debt financing volume.

CAPITAL MARKETS - DISCUSSION OF YEAR-TO-DATE-RESULTS:

●	Total revenues increased primarily due to increases in origination fees, MSR income, and property sales broker fees due to the 38% increase in total transaction volume, partially offset by a decline in MSR margins and higher other revenues. The increase in other revenues was principally due to an increase in investment banking revenues primarily due to more M&A transactions year over year.
●	The increase in total expenses was primarily related to increases in personnel costs mostly due to (i) an increase in commission costs resulting from the growth in origination fees, property sales broker fees, and investment banking revenues, (ii) an increase in salaries and benefits largely related to an increase in average segment headcount, and (iii) an increase severance expense, largely as a result of the separation of several underperforming producers.
●	The increases in operating margin, adjusted EBITDA, and diluted EPS were largely the result of the increased total transaction volume.

FINANCIAL RESULTS - SERVICING & ASSET MANAGEMENT
(in thousands)	YTD Q3 2025	YTD Q3 2024	$ Variance	% Variance
Total revenues	$423,266	$434,351	$(11,085)	(3)%
Total expenses	293,042	278,615	14,427	5
Walker & Dunlop net income (loss)	$93,630	$121,197	$(27,567)	(23)%
Key performance metrics:
Operating margin	31%	36%
Adjusted EBITDA	$339,256	$361,614	$(22,358)	(6)%
Diluted EPS	2.74	3.58	(0.84)	(23)

SERVICING & ASSET MANAGEMENT - DISCUSSION OF YEAR-TO-DATE-RESULTS:

●	The decrease in total revenues was primarily the result of a decline in investment management fees and placement fees and other interest income. Investment management fees decreased primarily as a result of a decline in revenue from our LIHTC funds, while placement fees and other income was impacted by lower average placement fees earned on escrow deposits resulting from lower short-term interest rates. Partially offsetting these declines were increases in servicing fees, driven by an increase in the average servicing portfolio period over period, and other revenues, the result of increase syndication fee revenue from an increase in equity syndication volume, primarily due to the largest fund syndicated in the Company’s history during 2025.

Third quarter 2025 Earnings Release

●	The increase in total expenses year over year was primarily due to increases in personnel costs and amortization and depreciation. Personnel costs increased primarily due to higher salaries and benefits and bonus accruals tied to a 4% increase in average segment headcount, increased severance costs, and larger production bonuses related to the increased syndication volume.
●	The decrease in revenues was the primary driver of the decreases in operating margin, adjusted EBITDA, and diluted EPS.

FINANCIAL RESULTS - CORPORATE
(in thousands)	YTD Q3 2025	YTD Q3 2024	$ Variance	% Variance
Total revenues	$14,901	$12,909	$1,992	15%
Total expenses	135,851	124,473	11,378	9
Walker & Dunlop net income (loss)	$(86,904)	$(84,033)	$(2,871)	3%
Key performance metric:
Adjusted EBITDA	$(102,627)	$(95,211)	$(7,416)	8%
Diluted EPS	(2.54)	(2.48)	(0.06)	2

CORPORATE - DISCUSSION OF YEAR-TO-DATE-RESULTS:

●	Total revenues increased year over year primarily due to an increase in interest income on invested capital outstanding during the quarter, with no comparable activity in the prior year and a small increase in income from equity method investments.
●	The increase in total expenses was primarily driven by an increase in personnel costs and other operating expenses. Personnel expense increased primarily due to an increase in salaries and benefits, driven by a 10% increase in average segment headcount, partially offset by a decrease in subjective bonus accrual. The increase in other operating expenses was driven by an increase in professional fees related to compliance costs and software expense due to the Company’s growth.

Third quarter 2025 Earnings Release

CAPITAL SOURCES AND USES

On November 5, 2025, the Company’s Board of Directors declared a dividend of $0.67 per share for the fourth quarter of 2025. The dividend will be paid on December 5, 2025, to all holders of record of the Company’s restricted and unrestricted common stock as of November 21, 2025.

On February 12, 2025, our Board of Directors authorized the repurchase of up to $75.0 million of the Company’s outstanding common stock over a 12-month period starting from February 21, 2025 (the “2025 Share Repurchase Program”). As of September 30, 2025, we have not repurchased any shares of common stock under the 2025 Share Repurchase Program. Any repurchases made pursuant to the 2025 Share Repurchase Program will be made in the open market or in privately negotiated transactions, from time to time, as permitted by federal securities laws and other legal requirements. The timing, manner, price and amount of any repurchases will be determined by the Company in its discretion and will be subject to economic and market conditions, stock price, applicable legal requirements and other factors. The repurchase program may be suspended or discontinued at any time.

CONFERENCE CALL INFORMATION

Listeners can access the Company’s quarterly conference call for more information regarding our financial results via the dial-in number and webcast link below. Presentation materials related to the conference call will be posted to the Investor Relations section of the Company’s website prior to the call. An audio replay will also be available on the Investor Relations section of the Company’s website, along with the presentation materials.

Earnings Call:	Thursday, November 6, 2025, at 8:30 a.m. EST
Phone:	(800) 330-6710 from within the United States; (773) 305-6853 from outside the United States
Confirmation Code:	6393166
Webcast Link:	https://event.webcasts.com/starthere.jsp?ei=1703890&tp_key=aa24cbd6fd

ABOUT WALKER & DUNLOP

Walker & Dunlop (NYSE: WD) is one of the largest commercial real estate finance and advisory services firms in the United States and internationally. Our ideas and capital create communities where people live, work, shop, and play. Our innovative people, breadth of our brand, and our technological capabilities make us one of the most insightful and client-focused firms in the commercial real estate industry.

NON-GAAP FINANCIAL MEASURES

To supplement our financial statements presented in accordance with United States generally accepted accounting principles (“GAAP”), the Company uses adjusted EBITDA, adjusted core net income, and adjusted core EPS, which are non-GAAP financial measures. The presentation of these non-GAAP financial measures is not intended to be considered in isolation or as a substitute for, or superior to, the financial information prepared and presented in accordance with GAAP. When analyzing our operating performance, readers should use adjusted EBITDA, adjusted core net income, and adjusted core EPS in addition to, and not as an alternative for, net income and diluted EPS.

Adjusted core net income and adjusted core EPS represent net income adjusted for amortization and depreciation, provision (benefit) for credit losses, net write-offs based on the final resolution of the defaulted loans or collateral, the fair value of expected net cash flows from servicing, net, the income statement impact from periodic revaluation and accretion associated with contingent consideration liabilities related to acquired companies, goodwill impairment and other adjustments. Adjusted EBITDA represents net income before income taxes, interest expense on our corporate debt, and amortization and depreciation, adjusted for provision (benefit) for credit losses, net write-offs based on the final resolution of the defaulted loans or collateral, stock-based compensation, the fair value of expected net cash flows from servicing, net, the write-off of the unamortized balance of deferred issuance costs associated with the repayment of a portion of our corporate debt, goodwill impairment, and contingent consideration liability fair value adjustments when the fair value adjustment is a triggering event for a goodwill impairment assessment. Furthermore, adjusted EBITDA is not intended to be a measure of free cash flow for our management’s discretionary use, as it does not reflect certain cash requirements such as tax and debt service payments. The amounts shown for adjusted EBITDA may also differ from the amounts calculated under similarly titled definitions in our debt instruments, which are further adjusted to reflect certain other cash and non-cash charges that are used to determine compliance with financial covenants. Because not all companies use identical calculations,

Third quarter 2025 Earnings Release

our presentation of adjusted EBITDA, adjusted core net income and adjusted core EPS may not be comparable to similarly titled measures of other companies.

We use adjusted EBITDA, adjusted core net income, and adjusted core EPS to evaluate the operating performance of our business, for comparison with forecasts and strategic plans and for benchmarking performance externally against competitors. We believe that these non-GAAP measures, when read in conjunction with the Company’s GAAP financial information, provide useful information to investors by offering:

●	the ability to make more meaningful period-to-period comparisons of the Company’s on-going operating results;
●	the ability to better identify trends in the Company’s underlying business and perform related trend analyses; and
●	a better understanding of how management plans and measures the Company’s underlying business.

We believe that these non-GAAP financial measures have limitations in that they do not reflect all of the amounts associated with the Company’s results of operations as determined in accordance with GAAP and that these non-GAAP financial measures should only be used to evaluate the Company’s results of operations in conjunction with the Company’s GAAP financial information. For more information on adjusted EBITDA, adjusted core net income, and adjusted core EPS, refer to the section of this press release below titled “Adjusted Financial Measure Reconciliation to GAAP” and “Adjusted Financial Measure Reconciliation to GAAP By Segment.”

FORWARD-LOOKING STATEMENTS

Some of the statements contained in this press release may constitute forward-looking statements within the meaning of the federal securities laws. Forward-looking statements relate to expectations, projections, plans and strategies, anticipated events or trends and similar expressions concerning matters that are not historical facts. In some cases, you can identify forward-looking statements by the use of forward-looking terminology such as “may,” “will,” “should,” “expects,” “intends,” “plans,” “anticipates,” “believes,” “estimates,” “predicts,” or “potential” or the negative of these words and phrases or similar words or phrases that are predictions of or indicate future events or trends and which do not relate solely to historical matters. You can also identify forward-looking statements by discussions of strategy, plans, or intentions.

The forward-looking statements contained in this press release reflect our current views about future events and are subject to numerous known and unknown risks, uncertainties, assumptions and changes in circumstances that may cause actual results to differ significantly from those expressed or contemplated in any forward-looking statement.

While forward-looking statements reflect our good faith projections, assumptions and expectations, they are not guarantees of future results. Furthermore, we disclaim any obligation to publicly update or revise any forward-looking statement to reflect changes in underlying assumptions or factors, new information, data or methods, future events or other changes, except as required by applicable law. Factors that could cause our results to differ materially include, but are not limited to: (1) general economic conditions and multifamily and commercial real estate market conditions, (2) changes in interest rates, (3) regulatory and/or legislative changes to Freddie Mac, Fannie Mae or HUD, (4) our ability to retain and attract loan originators and other professionals, (5) success of our various investments funded with corporate capital, and (6) changes in federal government fiscal and monetary policies, including any constraints or cuts in federal funds allocated to HUD for loan originations.

For a further discussion of these and other factors that could cause future results to differ materially from those expressed or contemplated in any forward-looking statements, see the section titled “Risk Factors” in our most recent Annual Report on Form 10-K and any updates or supplements in subsequent Quarterly Reports on Form 10-Q and our other filings with the SEC. Such filings are available publicly on our Investor Relations web page at www.walkerdunlop.com.

CONTACT US

Headquarters: 7272 Wisconsin Avenue, Suite 1300 Bethesda, Maryland 20814 Phone 301.215.5500 info@walkeranddunlop.com	Investors: Kelsey Duffey Senior Vice President, Investor Relations Phone 301.202.3207 investorrelations@walkeranddunlop.com	Media: Carol McNerney Chief Marketing Officer Phone 301.215.5515 info@walkeranddunlop.com

Third quarter 2025 Earnings Release

Walker & Dunlop, Inc. and Subsidiaries

Condensed Consolidated Balance Sheets

Unaudited

	September 30,	June 30,	March 31,	December 31,	September 30,
(in thousands)	2025	2025	2025	2024	2024
Assets
Cash and cash equivalents	$274,828	$233,712	$180,971	$279,270	$179,759
Restricted cash	44,462	41,090	32,268	25,156	39,827
Pledged securities, at fair value	221,730	218,435	214,374	206,904	203,945
Loans held for sale, at fair value	2,197,739	1,177,837	946,372	780,749	1,024,984
Mortgage servicing rights	805,975	817,814	825,761	852,399	836,896
Goodwill	868,710	868,710	868,710	868,710	901,710
Other intangible assets	145,631	149,385	153,139	156,893	170,713
Receivables, net	374,316	360,646	372,689	335,879	307,407
Committed investments in tax credit equity	257,564	194,479	337,510	313,230	333,713
Other assets	606,320	612,932	580,084	562,803	580,277
Total assets	$5,797,275	$4,675,040	$4,511,878	$4,381,993	$4,579,231

Liabilities
Warehouse notes payable	$2,175,157	$1,157,234	$931,002	$781,706	$1,019,850
Notes payable	829,909	828,657	825,556	768,044	769,376
Allowance for risk-sharing obligations	34,140	33,191	31,871	28,159	29,859
Commitments to fund investments in tax credit equity	223,788	168,863	295,052	274,975	289,250
Other liabilities	756,815	725,297	684,308	769,246	724,543
Total liabilities	$4,019,809	$2,913,242	$2,767,789	$2,622,130	$2,832,878

Stockholders' Equity
Common stock	$333	$333	$333	$332	$332
Additional paid-in capital	444,127	438,129	432,788	429,000	412,570
Accumulated other comprehensive income (loss)	1,833	2,764	1,295	586	1,466
Retained earnings	1,319,274	1,308,792	1,297,764	1,317,945	1,295,459
Total stockholders’ equity	$1,765,567	$1,750,018	$1,732,180	$1,747,863	$1,709,827
Noncontrolling interests	11,899	11,780	11,909	12,000	36,526
Total equity	$1,777,466	$1,761,798	$1,744,089	$1,759,863	$1,746,353
Commitments and contingencies	—	—	—	—	—
Total liabilities and stockholders' equity	$5,797,275	$4,675,040	$4,511,878	$4,381,993	$4,579,231

Third quarter 2025 Earnings Release

Walker & Dunlop, Inc. and Subsidiaries

Consolidated Statements of Income and Comprehensive Income

Unaudited

	Quarterly Trends					Nine months ended
						September 30,
(in thousands, except per share amounts)	Q3 2025	Q2 2025	Q1 2025	Q4 2024	Q3 2024	2025	2024
Revenues
Origination fees	$97,845	$94,309	$46,381	$93,942	$73,546	$238,535	$182,620
MSR income	48,657	53,153	27,811	55,920	43,426	129,621	97,673
Servicing fees	85,189	83,693	82,221	82,961	82,222	251,103	242,683
Property sales broker fees	26,546	14,964	13,521	21,175	19,322	55,031	39,408
Investment management fees	6,178	7,577	9,682	(3,110)	11,744	23,437	40,086
Net warehouse interest income (expense)	(2,035)	(1,760)	(786)	(2,186)	(2,147)	(4,581)	(4,847)
Placement fees and other interest income	46,302	35,986	33,211	43,962	43,557	115,499	123,999
Other revenues	28,993	31,318	25,326	48,787	20,634	85,637	69,417
Total revenues	$337,675	$319,240	$237,367	$341,451	$292,304	$894,282	$791,039

Expenses
Personnel	$177,418	$161,888	$121,390	$169,178	$145,538	$460,696	$390,068
Amortization and depreciation	60,041	58,936	57,621	68,054	57,561	176,598	169,495
Provision (benefit) for credit losses	949	1,820	3,712	4,529	2,850	6,481	6,310
Interest expense on corporate debt	16,451	16,767	15,514	15,921	18,232	48,732	53,765
Goodwill impairment	—	—	—	33,000	—	—	—
Fair value adjustments to contingent consideration liabilities	—	—	—	(48,955)	(1,366)	—	(1,366)
Other operating expenses	36,879	33,455	33,886	47,604	31,984	104,220	93,386
Total expenses	$291,738	$272,866	$232,123	$289,331	$254,799	$796,727	$711,658
Income from operations	$45,937	$46,374	$5,244	$52,120	$37,505	$97,555	$79,381
Income tax expense	12,516	12,425	2,519	10,955	8,822	27,460	19,588
Net income before noncontrolling interests	$33,421	$33,949	$2,725	$41,165	$28,683	$70,095	$59,793
Less: net income (loss) from noncontrolling interests	(31)	(3)	(29)	(3,671)	(119)	(63)	(3,538)
Walker & Dunlop net income	$33,452	$33,952	$2,754	$44,836	$28,802	$70,158	$63,331
Other comprehensive income (loss), net of tax	(931)	1,469	709	(880)	1,051	1,247	1,945
Walker & Dunlop comprehensive income	$32,521	$35,421	$3,463	$43,956	$29,853	$71,405	$65,276

Effective Tax Rate	27%	27%	48%	21%	24%	28%	25%

Basic earnings per share	$0.98	$1.00	$0.08	$1.32	$0.85	$2.05	$1.87
Diluted earnings per share	0.98	0.99	0.08	1.32	0.85	2.05	1.87
Cash dividends paid per common share	0.67	0.67	0.67	0.65	0.65	2.01	1.95

Basic weighted-average shares outstanding	33,376	33,358	33,264	33,192	33,169	33,333	33,090
Diluted weighted-average shares outstanding	33,397	33,371	33,296	33,223	33,203	33,355	33,135

Third quarter 2025 Earnings Release

SUPPLEMENTAL OPERATING DATA

Unaudited

	Quarterly Trends					Nine months ended
						September 30,
(in thousands, except per share data and unless otherwise noted)	Q3 2025	Q2 2025	Q1 2025	Q4 2024	Q3 2024	2025	2024
Transaction Volume:
Components of Debt Financing Volume
Fannie Mae	$2,141,092	$3,114,308	$1,511,794	$3,225,633	$2,001,356	$6,767,194	$4,415,528
Freddie Mac	3,664,380	1,752,597	808,247	1,553,495	1,545,939	6,225,224	3,674,055
Ginnie Mae - HUD	325,169	288,449	148,158	116,437	272,054	761,776	472,092
Brokered (1)	4,512,729	6,335,071	2,552,943	4,893,643	4,028,208	13,400,743	11,200,133
Principal Lending and Investing (2)	199,250	147,800	175,500	207,000	165,875	522,550	396,650
Total Debt Financing Volume	$10,842,620	$11,638,225	$5,196,642	$9,996,208	$8,013,432	$27,677,487	$20,158,458
Property Sales Volume	4,672,875	2,313,585	1,839,290	3,450,614	3,602,675	8,825,750	6,300,609
Total Transaction Volume	$15,515,495	$13,951,810	$7,035,932	$13,446,822	$11,616,107	$36,503,237	$26,459,067

Key Performance Metrics:
Operating margin	14%	15%	2%	15%	13%	11%	10%
Return on equity	8	8	1	10	7	5	5
Walker & Dunlop net income	$33,452	$33,952	$2,754	$44,836	$28,802	$70,158	$63,331
Adjusted EBITDA (3)	82,084	76,811	64,966	94,577	78,905	223,861	233,972
Diluted EPS	0.98	0.99	0.08	1.32	0.85	2.05	1.87
Adjusted core EPS (4)	1.22	1.15	0.85	1.34	1.19	3.23	3.60

Key Expense Metrics (as a percentage of total revenues):
Personnel expense	53%	51%	51%	50%	50%	52%	49%
Other operating expenses	11	10	14	14	11	12	12
Key Revenue Metrics (as a percentage of debt financing volume):
Origination fee rate (5)	0.90%	0.82%	0.90%	0.94%	0.93%	0.87%	0.91%
Agency MSR rate (6)	0.79	1.03	1.13	1.14	1.14	0.94	1.14

Other Data:
Market capitalization at period end	$2,847,907	$2,395,939	$2,901,726	$3,282,018	$3,834,715
Closing share price at period end	$83.62	$70.48	$85.36	$97.21	$113.59
Average headcount	1,438	1,400	1,394	1,391	1,356

Components of Servicing Portfolio (end of period):
Fannie Mae	$71,006,342	$70,042,909	$69,176,839	$68,196,744	$66,068,212
Freddie Mac	40,473,401	39,433,013	38,556,682	39,185,091	40,090,158
Ginnie Mae - HUD	11,298,108	11,008,314	10,882,857	10,847,265	10,727,323
Brokered (7)	16,553,827	16,864,888	17,032,338	17,057,912	17,156,810
Principal Lending and Investing (8)	—	—	—	—	38,043
Total Servicing Portfolio	$139,331,678	$137,349,124	$135,648,716	$135,287,012	$134,080,546
Assets under management (9)	18,521,907	18,623,451	18,518,413	18,423,463	18,210,452
Total Managed Portfolio	$157,853,585	$155,972,575	$154,167,129	$153,710,475	$152,290,998

Key Servicing Portfolio Metrics (end of period):
Custodial escrow account deposits (in billions)	$2.8	$2.7	$2.4	$2.7	$3.1
Weighted-average servicing fee rate (basis points)	24.0	24.1	24.4	24.2	24.1
Weighted-average remaining servicing portfolio term (years)	7.4	7.4	7.5	7.7	7.7

(1)	Brokered transactions for life insurance companies, commercial banks, and other capital sources.
(2)	Includes debt financing volumes from our WDIP separate accounts.
(3)	This is a non-GAAP financial measure. For more information on adjusted EBITDA, refer to the section above titled “Non-GAAP Financial Measures.”
(4)	This is a non-GAAP financial measure. For more information on adjusted core EPS, refer to the section above titled “Non-GAAP Financial Measures.”
(5)	Origination fees as a percentage of debt financing volume. Excludes the income and debt financing volume from Principal Lending and Investing.
(6)	MSR income as a percentage of Agency debt financing volume.
(7)	Brokered loans serviced primarily for life insurance companies.
(8)	Consists of interim loans not managed for our interim loan joint venture.
(9)	WDAE assets under management, commercial real estate loans and funds managed by WDIP, and interim loans serviced for our interim loan joint venture.

Third quarter 2025 Earnings Release

KEY CREDIT METRICS

Unaudited

	September 30,	June 30,	March 31,	December 31,	September 30,
(dollars in thousands)	2025	2025	2025	2024	2024
Risk-sharing servicing portfolio:
Fannie Mae Full Risk	$63,382,256	$61,486,070	$60,493,946	$59,304,888	$57,032,839
Fannie Mae Modified Risk	7,624,086	8,556,839	8,682,893	8,891,856	9,035,373
Freddie Mac Modified Risk	10,000	10,000	15,000	15,000	69,400
Total risk-sharing servicing portfolio	$71,016,342	$70,052,909	$69,191,839	$68,211,744	$66,137,612

Non-risk-sharing servicing portfolio:
Fannie Mae No Risk	$—	$—	$—	$—	$—
Freddie Mac No Risk	40,463,401	39,423,013	38,541,682	39,170,091	40,020,758
GNMA - HUD No Risk	11,298,108	11,008,314	10,882,857	10,847,265	10,727,323
Brokered	16,553,827	16,864,888	17,032,338	17,057,912	17,156,810
Total non-risk-sharing servicing portfolio	$68,315,336	$67,296,215	$66,456,877	$67,075,268	$67,904,891
Total loans serviced for others	$139,331,678	$137,349,124	$135,648,716	$135,287,012	$134,042,503

Loans held for investment (full risk)	$36,926	$36,926	$36,926	$36,926	$38,043
Interim Loan Joint Venture Managed Loans (1)	76,215	76,215	173,315	173,315	424,774

At-risk servicing portfolio (2)	$66,946,180	$65,378,944	$64,450,319	$63,365,672	$61,237,535
Maximum exposure to at-risk portfolio (3)	13,704,585	13,382,410	13,200,846	12,893,593	12,454,158
Defaulted loans(4)	139,020	108,530	108,530	41,737	59,645

Defaulted loans as a percentage of the at-risk portfolio	0.21%	0.17%	0.17%	0.07%	0.10%
Allowance for risk-sharing as a percentage of the at-risk portfolio	0.05	0.05	0.05	0.04	0.05
Allowance for risk-sharing as a percentage of maximum exposure	0.25	0.25	0.24	0.22	0.24

(1)	This balance consists entirely of interim loan joint venture managed loans. We indirectly share in a portion of the risk of loss associated with interim loan joint venture managed loans through our 15% equity ownership in the joint venture. We had no exposure to risk of loss for the loans serviced directly for our interim loan joint venture partner. The balance of this line is included as a component of assets under management in the Supplemental Operating Data table.
(2)	At-risk servicing portfolio is defined as the balance of Fannie Mae DUS loans subject to the risk-sharing formula described below, as well as a small number of Freddie Mac loans on which we share in the risk of loss. Use of the at-risk portfolio provides for comparability of the full risk-sharing and modified risk-sharing loans because the provision and allowance for risk-sharing obligations are based on the at-risk balances of the associated loans. Accordingly, we have presented the key statistics as a percentage of the at-risk portfolio.

For example, a $15 million loan with 50% risk-sharing has the same potential risk exposure as a $7.5 million loan with full DUS risk sharing. Accordingly, if the $15 million loan with 50% risk-sharing were to default, we would view the overall loss as a percentage of the at-risk balance, or $7.5 million, to ensure comparability between all risk-sharing obligations. To date, substantially all of the risk-sharing obligations that we have settled have been from full risk-sharing loans.

(3)	Represents the maximum loss we would incur under our risk-sharing obligations if all of the loans we service, for which we retain some risk of loss, were to default and all of the collateral underlying these loans was determined to be without value at the time of settlement. The maximum exposure is not representative of the actual loss we would incur.
(4)	Defaulted loans represent loans in our Fannie Mae at-risk portfolio or Freddie Mac SBL portfolio that are probable of foreclosure or that have foreclosed and for which we have recorded a collateral-based reserve (i.e. loans where we have assessed a probable loss). Other loans that are delinquent but not foreclosed or that are not probable of foreclosure are not included here. Additionally, loans that have foreclosed or are probable of foreclosure but are not expected to result in a loss to us are not included here.

Third quarter 2025 Earnings Release

ADJUSTED FINANCIAL MEASURE RECONCILIATION TO GAAP

Unaudited

	Quarterly Trends					Nine months ended
						September 30,
(in thousands)	Q3 2025	Q2 2025	Q1 2025	Q4 2024	Q3 2024	2025	2024
Reconciliation of Walker & Dunlop Net Income to Adjusted EBITDA
Walker & Dunlop Net Income	$33,452	$33,952	$2,754	$44,836	$28,802	$70,158	$63,331
Income tax expense	12,516	12,425	2,519	10,955	8,822	27,460	19,588
Interest expense on corporate debt	16,451	16,767	15,514	15,921	18,232	48,732	53,765
Amortization and depreciation	60,041	58,936	57,621	68,054	57,561	176,598	169,495
Provision (benefit) for credit losses	949	1,820	3,712	4,529	2,850	6,481	6,310
Net write-offs	—	—	—	—	(468)	—	(468)
Stock-based compensation expense	7,332	6,064	6,442	7,702	6,532	19,838	19,624
MSR income	(48,657)	(53,153)	(27,811)	(55,920)	(43,426)	(129,621)	(97,673)
Write-off of unamortized issuance costs from corporate debt paydown	—	—	4,215	—	—	4,215	—
Goodwill impairment, net of contingent consideration liability fair value adjustments(1)	—	—	—	(1,500)	—	—	—
Adjusted EBITDA	$82,084	$76,811	$64,966	$94,577	$78,905	$223,861	$233,972

(1)	For the three months ended December 31, 2024, includes goodwill impairment of $33.0 million and contingent consideration liability fair value adjustments of $34.5 million.

Third quarter 2025 Earnings Release

ADJUSTED FINANCIAL MEASURE RECONCILIATION TO GAAP BY SEGMENT

Unaudited

	Capital Markets
	Three months ended September 30,		Nine months ended September 30,
(in thousands)	2025	2024	2025	2024
Reconciliation of Walker & Dunlop Net Income to Adjusted EBITDA
Walker & Dunlop Net Income (Loss)	$27,930	$21,830	$63,432	$26,167
Income tax expense (benefit)	10,383	7,073	24,849	8,689
Interest expense on corporate debt	4,535	4,888	13,190	15,038
Amortization and depreciation	1,146	1,137	3,433	3,412
Stock-based compensation expense	3,899	3,897	10,685	11,936
MSR income	(48,657)	(43,426)	(129,621)	(97,673)
Write-off of unamortized issuance costs from corporate debt paydown	—	—	1,264	—
Adjusted EBITDA	$(764)	$(4,601)	$(12,768)	$(32,431)

	Servicing & Asset Management
	Three months ended September 30,		Nine months ended September 30,
(in thousands)	2025	2024	2025	2024
Reconciliation of Walker & Dunlop Net Income to Adjusted EBITDA
Walker & Dunlop Net Income (Loss)	$36,963	$37,482	$93,630	$121,197
Income tax expense (benefit)	13,578	10,756	36,657	38,430
Interest expense on corporate debt	10,404	11,711	31,145	33,848
Amortization and depreciation	56,991	54,668	167,371	160,912
Provision (benefit) for credit losses	949	2,850	6,481	6,310
Net write-offs	—	(468)	—	(468)
Stock-based compensation expense	538	456	1,443	1,385
Write-off of unamortized issuance costs from corporate debt paydown	—	—	2,529	—
Adjusted EBITDA	$119,423	$117,455	$339,256	$361,614

	Corporate
	Three months ended September 30,		Nine months ended September 30,
(in thousands)	2025	2024	2025	2024
Reconciliation of Walker & Dunlop Net Income to Adjusted EBITDA
Walker & Dunlop Net Income (Loss)	$(31,441)	$(30,510)	$(86,904)	$(84,033)
Income tax expense (benefit)	(11,445)	(9,007)	(34,046)	(27,531)
Interest expense on corporate debt	1,512	1,633	4,397	4,879
Amortization and depreciation	1,904	1,756	5,794	5,171
Stock-based compensation expense	2,895	2,179	7,710	6,303
Write-off of unamortized issuance costs from corporate debt paydown	—	—	422	—
Adjusted EBITDA	$(36,575)	$(33,949)	$(102,627)	$(95,211)

Third quarter 2025 Earnings Release

ADJUSTED CORE EPS RECONCILIATION

Unaudited

	Quarterly Trends					Nine months ended
						September 30,
(in thousands)	Q3 2025	Q2 2025	Q1 2025	Q4 2024	Q3 2024	2025	2024
Reconciliation of Walker & Dunlop Net Income to Adjusted Core Net Income
Walker & Dunlop Net Income	$33,452	$33,952	$2,754	$44,836	$28,802	$70,158	$63,331
Provision (benefit) for credit losses	949	1,820	3,712	4,529	2,850	6,481	6,310
Net write-offs	—	—	—	—	(468)	—	(468)
Amortization and depreciation	60,041	58,936	57,621	68,054	57,561	176,598	169,495
MSR income	(48,657)	(53,153)	(27,811)	(55,920)	(43,426)	(129,621)	(97,673)
Goodwill impairment	—	—	—	33,000	—	—	—
Contingent consideration accretion and fair value adjustments	18	41	40	(48,822)	(1,204)	99	130
Write-off of unamortized issuance costs from corporate debt paydown	—	—	4,215	—	—	4,215	—
Income tax expense adjustment(1)	(3,856)	(2,429)	(11,355)	(177)	(3,602)	(17,640)	(19,196)
Adjusted Core Net Income	$41,947	$39,167	$29,176	$45,500	$40,513	$110,290	$121,929

Reconciliation of Diluted EPS to Adjusted core EPS
Walker & Dunlop Net Income	$33,452	$33,952	$2,754	$44,836	$28,802	$70,158	$63,331
Diluted weighted-average shares outstanding	33,397	33,371	33,296	33,223	33,203	33,355	33,135
Diluted EPS	$0.98	$0.99	$0.08	$1.32	$0.85	$2.05	$1.87

Adjusted Core Net Income	$41,947	$39,167	$29,176	$45,500	$40,513	$110,290	$121,929
Diluted weighted-average shares outstanding	33,397	33,371	33,296	33,223	33,203	33,355	33,135
Adjusted Core EPS	$1.22	$1.15	$0.85	$1.34	$1.19	$3.23	$3.60

(1)
Income tax impact of the above adjustments to adjusted core net income. Uses quarterly or annual effective tax rate as disclosed in the Condensed Consolidated Statements of Income and Comprehensive Income in this press release. The effective rate is adjusted for the impacts of excess tax benefits and shortfalls.